UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 25, 2011

COMCAM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-51763 (Commission File Number)	23-2976562 (IRS Employer Identification Number)

Don Gilbreath, Chief Executive Officer

1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(610) 436-8089
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL AGREEMENT

On February 25, 2011 ComCam International, Inc. (the “Company”) executed a secured promissory note (the “Note”) in favor of Bartek Investments -1, Ltd. in exchange for four hundred thousand dollars ($400,000) pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Note is to be repaid with quarterly principal payments of $100,000 due on May 25, 2011, August 25, 2011, and November 25, 2011 with a final payment of $172,000 on February 25, 2012 consisting of principal and accrued interest of eighteen percent (18%). The obligation is secured by the stock of the Company’s wholly owned subsidiary Pinnacle Integrated Systems, Inc. and includes a share purchase warrant for the holder of the Note to purchase up to one hundred thousand (100,000) shares of the Company’s common stock at a price of $0.50 a share for a term of five years.

The transaction was approved by the Company’s board of directors.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.      Page No.         Description

10 Attached Secured Promissory Note dated February 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ComCam International, Inc.                                                               Date

By: /s/ Don Gilbreath                                                                           March 10, 2011

Name: Don Gilbreath

Title: Chief Executive Officer